UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): November 10, 2018

MyDx, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55596	99-0384160
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6335 Ferris Square, Suite B

San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

800-814-4550
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Consulting Agreement

On November 10, 2018, MyDx, Inc. (the “Company”) entered into a consulting agreement (the “Mr. Cannabis Consulting Agreement”) with Mr. Cannabis, Inc., a California corporation (the “Consultant”), pursuant to which the Consultant would perform management type services for the Company as further defined in the Mr. Cannabis Consulting Agreement. The term of the Mr. Cannabis Consulting Agreement is from November 10, 2018 through November 9, 2021 (the “Term”). The Mr. Cannabis Consulting Agreement shall not be terminated within the first six months of the Term. The Company or the Consultant may terminate this Agreement, with or without cause, at any time after the first six months of the Term upon providing ninety day written notice to the other party.

Pursuant to, and in accordance with the terms and conditions of the Mr. Cannabis Consulting Agreement, the Consultant was issued a common stock purchase warrant (the “Warrant”) to purchase twenty two and one half percent (22.5%) of the issued and outstanding shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at the time of the first notice of exercise given by the Consultant to the Company, exercisable at a price of $.001 per share and for a term of three years from the date of issuance (the “Mr. Cannabis Warrant”).

In connection with the Mr. Cannabis Consulting Agreement, Mr. Daniel Yazbeck resigned from his position as the Company’s Chief Executive Officer (the “Yazbeck Resignation”), but remains a member of the Company’s Board of Directors (the “Board”). Upon Mr. Yazbeck’s resignation, the Board appointed Mr. Matthew Bucciero, an affiliate of the Consultant, as Chief Executive Officer of the Company (the “Bucciero CEO Appointment”). Additionally, Mr. Erai Beckmann, currently President of the Consultant, was appointed to the Board (the “Beckmann Board Appointment”). Below are descriptions of Mr. Beckmann’s and Mr. Bucciero’s professional work experience.

Erai Beckmann, age 34

Erai Beckmann, Board Member, age 34, combines over 4 years of experience in the Cannabis industry in a senior management position following a 5 year career as a serial entrepreneur starting as an entrepreneur in residence in private equity. Mr. Beckmann in his previous companies as an entrepreneur held the position of CEO in several successful startups, in both the Cannabis and health industries. From 2016 through February of, 2018, Mr. Beckmann was the CEO and Co-Founder of Humanity Holdings, Inc., a legal Nootropic Cannabis manufacturing company, one of the first companies in San Diego, CA to receive a legal Cannabis manufacturing and distribution license. Erai Beckmann is also currently the Founder and President of Mr. Cannabis Inc., a southern California focused Cannabis private holdings group.

There is no arrangement or understanding between Mr. Beckmann and any other persons pursuant to which Mr. Beckmann was selected as an officer. There are no family relationships between Mr. Beckmann and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Beckmann had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Matthew Bucciero, age 38

Matthew Bucciero, Chief Executive Officer, age 38, combines over 4 years of experience in cannabis industry senior management, following a12 year career in structured finance and private equity. Previously, he had been involved in 2 other industry companies holding positions including Chief Financial Officer, Chief Operating Officer and Board Member. From 2017 through 2018 Matt was the Managing Director of the Acentus Group, LLC a cannabis consulting and holding company. From 2014 to 2017, he was Chief Financial Officer, Chief Operating Officer and Board Member for Green Capital Ventures, Inc., a company involved in cannabis licensing and development. From 2012 to 2014, , he was a Finance Director at Sovereign Capital Management Inc., a Private Equity company that focused on structured equity and debt. Matt is also currently the VP of Finance at The Mr. Cannabis Group. He has an undergraduate degree in Finance from Lehigh University.

There is no arrangement or understanding between Mr. Bucciero and any other persons pursuant to which Mr. Bucciero was selected as an officer. There are no family relationships between Mr. Bucciero and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company within the meaning of Item 401(d) of Regulation S-K under the U.S. Securities Act of 1933 (“Regulation S-K”). Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Bucciero had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

Settlement Agreement and General Release

On November 10, 2018, the Company entered into a settlement agreement and general release (the “Settlement and Release Agreement”) with Mr. Yazbeck whereby Mr. Yazbeck agreed to grant the Company an extension to repay certain obligations in the aggregate amount of $410,689.99 currently due and owing to Mr. Yazbeck pursuant to his employment agreement with the Company entered into on October 15, 2014 (the “Settled Claims”). As consideration for extending the date for the Company to repay the Settled Claims to January 1, 2020, the Company extended the expiration date of warrant to purchase shares of Common Stock previously issued to an entity controlled by Mr. Yazbeck (the “YCIG Warrant”) to November 10, 2022.

The above description of the Mr. Cannabis Consulting Agreement, Mr. Cannabis Warrant, the Settlement and Release Agreement and the YCIG Warrant do not purport to be complete and are qualified in their entirety by the full text of the Mr. Cannabis Consulting Agreement, Mr. Cannabis Warrant, the Settlement and Release Agreement and the YCIG Warrant which are attached hereto as Exhibits 10.1 4.1, 10.2 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Securities

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference. The issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only two recipients; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual entities and the Company; and (f) the recipients of the securities are accredited investors.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02

On November 13, 2018, the Company issued a press release announcing the Bucciero CEO Appointment and Beckmann Board Appointment. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Exhibits

Exhibit Number	Description
4.1*	Form of Warrant.

4.2	Form of Warrant issued to YCIG, Inc. (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on January 11, 2017.

10.1*	Consulting Agreement between MyDx, Inc. and Mr. Cannabis, Inc.

10.2*	Settlement and Release Agreement by and between the Company and Daniel Yazbeck, dated November 10, 2018.

99.1*	Press Release, dated November 13, 2018.

*	filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MyDx, Inc.

Date: November 13, 2018	By:	/s/ Matthew Bucciero
Matthew Bucciero
Chief Executive Officer

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